Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 with respect to the 1999 Employee Incentive Stock Option Plan and the Non-Qualified Stock Option Plan of Latah Bancorporation, Inc., of our report dated January 24, 2002, included in AmericanWest Bancorporation’s Annual Report on Form 10-K for the year ended December 31, 2001.

/s/    Moss Adams LLP
Everett, Washington
October 31, 2002